UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2006

ALPHA INNOTECH CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-14257	58-1729436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Merced Street, San Leandro, California	94577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 483-9620

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 25, 2006, the Board of Directors (the “Board”) of Alpha Innotech Corp. (the “Company”) approved changes in the compensation of Haseeb Chaudhry, a director and Chief Executive Officer of the Company, effective on May 1, 2006, as follows: (a) Mr. Chaudhry’s base salary shall increase from $100,000 to $150,000 per year; (b) Mr. Chaudhry shall be eligible to receive an annual target bonus of up to $75,000 upon the Company’s achievement of certain financial objectives; and (c) Mr. Chaudhry shall receive up to $800 per month as an automobile allowance. The Board also agreed to increase Mr. Chaudhry’s base salary to $200,000 per year in 2007 if the Company achieves certain financial objectives. These changes were approved under the existing Employment Agreement, dated May 11, 2001 and amended April 6, 2005, between the Company and Mr. Chaudhry.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA INNOTECH CORP.

Date:	May 1, 2006	By:	/s/ Ronald H. Bissinger
Ronald H. Bissinger
Chief Operating Officer and Chief Financial Officer

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